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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant To Section 14(a) of the Securities
Exchange Act Of 1934

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New Frontier Media, Inc.

(Name of Registrant as Specified In Its Charter)

Edward J. Bonn

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE

Contacts:
Todd Kehrli
MKR Group, LLC
310.314.3800
tkehrli@mkr-group.com

NEW FRONTIER MEDIA’S LARGEST SHAREHOLDER EXPRESSES
CONTINUING CONCERN REGARDING MANAGEMENT’S ABILITY TO GROW
ITS CORE BUSINESS

Company’s Less than Impressive Organic Growth, Combined with
Management’s Stated Intent Not to Grow through Acquisitions, Appears to Limit
Prospects for Increased Shareholder Value

     Boulder, CO, August 16, 2002—Edward Bonn, the largest shareholder of New Frontier Media, Inc. (Nasdaq: NOOF), expressed continued concern regarding the company’s prospects under current management, in light of the poor financial results recently announced by the company. Specifically, based on the financial results for the fiscal first quarter ended June 30, 2002 as filed in the company’s Form 10-Q yesterday, Mr. Bonn is concerned that New Frontier’s incumbent management is failing to meet certain key performance metrics.

Total Addressable Subscribers
 “I am extremely concerned that the total addressable subscribers for New Frontier’s networks as of the end of the company’s first fiscal quarter has declined year over year,” Mr. Bonn stated. “These figures are one indication of current management’s ineffectiveness at growing the company through its self-proclaimed core business, the Subscription/PPV TV Group.” Mr. Bonn cited the following chart that shows the decline in total addressable subscribers for the periods indicated:

Subscription/PPV TV Group	Quarter Ending 6/30/01	Quarter Ending 6/30/02	Percentage Annual Growth over the Periods Indicated

Total Addressable Subscribers (1)	34,100,000	31,900,000	-6.5%

(1)	Total addressable subscribers of Subscription/PPV TV Group for the periods indicated, as reported in New Frontier’s Form 10-Q for the fiscal first quarter ended June 30, 2002, as filed with the SEC on August 14, 2002.*

Revenue Stagnation
 According to the Company’s Form 10-Q for the fiscal first quarter ended June 30, 2002, revenue of the Subscription/PPV TV Group did not grow meaningfully year-over-year. Mr. Bonn noted that the Subscription/PPV TV Group’s revenue reported in the Form 10-Q for the fiscal first quarter was flat on a quarter-to-quarter basis over the past year. Mr. Bonn stated, “These results speak to the inability of current management to deliver growth in their ‘core,’ highly-touted revenue-generating division,” Mr. Bonn continued. Mr. Bonn cited the following chart comparing quarterly revenue between Playboy Enterprises’ Cable Division and New Frontier’s Subscription/PPV TV Group:

	Quarter Ending 6/30/01	Quarter Ending 6/30/02	Percentage Annual Growth over the Periods Indicated

New Frontier Media (1)	$7.0 M	$7.0 M	0.0%

Playboy Enterprises (2)	$26.0 M	$30.7 M	18.1%

(1)	Revenue of the Subscription/PPV TV Group of New Frontier Media for the periods indicated, as reported in New Frontier’s Form 10-Q for the fiscal first quarter ended June 30, 2002, as filed with the SEC on August 14, 2002.*

(2)	Revenue of the Entertainment Group of Playboy Enterprises, consisting of Playboy TV, The Hot Network, The Hot Zone, and Vivid TV Networks, for the periods indicated, as reported in Playboy Enterprises’ Form 10-Q for the quarter ended June 30, 2002, as filed with the SEC on August 12, 2002.*

Shareholder Value and Liquidity
 “Management’s failure to meet these key financial metrics convincingly demonstrates their limitations on achieving successful performance,” Mr. Bonn stated. “It is time for the company to transition from an entrepreneurial model to a professional model so that meaningful growth can be achieved. In my opinion, current management lacks a successful plan to grow New Frontier’s business, particularly in light of the recent statements that current management does not intend to make any acquisitions. I am concerned that the incumbent management’s current limitations may fundamentally deter institutional investors from taking an interest in New Frontier’s stock and may also continue to have an adverse affect on the trading volume and liquidity available to shareholders.”

Mr. Bonn concluded, “As the largest shareholder of New Frontier, I believe it is time to harness a professional board of directors to act as agents of change and leadership. I believe my proposed slate of directors will be able to attract and recruit a first class management team to propel the company to its next evolutionary level. I urge my fellow shareholders to consider whether they wish to bet (by not voting or by voting a white proxy card) on the current team that has failed to deliver year-over-year revenue growth, or whether they want to attract a new caliber of management that knows how to execute successfully and that can raise New Frontier to a higher professional standard. I urge my fellow shareholders to vote the GOLD proxy card.”

* All quoted financial information is from the indicated SEC filings (collectively, the “SEC Filings”). Copies of the SEC Filings are available at http://www.sec.gov.

IMPORTANT INFORMATION: Shareholders are urged and cautioned to read the SEC Filings in their entireties, as they contain important information not reproduced in this press release. In particular, the financial statements included in the SEC Filings contain notes that are an integral part of the financial statements and are not reproduced here. Mr. Bonn assumes no responsibility with respect to financial information of New Frontier Media or Playboy Enterprises reproduced in this press release.

On July 23, 2002, Mr. Bonn filed a definitive proxy statement with the Securities Exchange Commission in connection with his solicitation of proxies to elect his director-nominees at the 2002 annual meeting of shareholders of New Frontier Media. Mr. Bonn’s proxy statement was mailed to New Frontier Media shareholders on or about July 24, 2002. Mr. Bonn urges shareholders to read his proxy statement because it contains important information. Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in Mr. Bonn’s solicitation is available in the definitive proxy statement filed by Mr. Bonn. You may obtain a free copy of Mr. Bonn’s definitive proxy statement, as well as other soliciting materials that have been filed by Mr. Bonn, at the Securities and Exchange Commission’s website at www.sec.gov or at Mr. Bonn’s website at www.noofproxy.com. The definitive proxy statement and other documents filed by Mr. Bonn may also be obtained for free by contacting MacKenzie Partners, Inc. at 800-322-2885.

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